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                                                                   EXHIBIT 4(kk)

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                            ORGANIZATION CERTIFICATE
                                       OF
                      GENERAL ELECTRIC CAPITAL CORPORATION
                     UNDER SECTION 8005 OF THE BANKING LAW


     We, the undersigned, James A. Parke and Nancy E. Barton, being respectively the Executive Vice President and Chief Financial Officer and the Secretary of General Electric Capital Corporation, do hereby certify and set forth:

          1. The name of this corporation is General Electric Capital Corporation. The name under which the corporation was formed was General Electric Credit Corporation.

          2. The Organization Certificate of General Electric Capital Corporation was filed by the Superintendent of Banks of the State of New York on the 6th day of October, 1943, and in the office of the Clerk of New York County on the 21st day of October, 1943. A Restated Organization Certificate was filed by the Superintendent of Banks of the State of New York on the 28th day of November, 1988 (hereinafter, the "Restated Organization Certificate"), and Certificates of Amendment of the Organization Certificate were filed by the Superintendent of Banks of the State of New York on the 21st day of December, 1988, the 22nd day of December, 1989, the 28th day of September, 1990, the 18th day of October, 1990, the 14th day of November, 1990, the 6th day of December, 1990, the 21st day of April, 1995, the 11th day of May, 1995, the 28th day of June, 1995, the 17th day of July, 1995, the 1st day of November, 1995, the 27th day of September 1996, the 9th day of December, 1997, the 19th day of December, 1997, the 17th day of February, 1998, the 24th day of June, 1998, the 23rd day of July, 1998, and the 16th day of February, 1999. (hereinafter collectively referred to as the "Certificates of Amendment"). The Restated Organization Certificate as so amended by the Certificates of Amendment is hereinafter referred to as the "Organization Certificate."

          3. Paragraph Third of the Organization Certificate, which article relates to the capital stock of this corporation, is amended so as to (a) increase the number of authorized shares of Variable Cumulative Preferred Stock from 28,000 shares to 33,000 shares, and (b) increase the maximum aggregate redemption price of all shares of all series of Variable Cumulative Preferred Stock from $3,300,000,000 to $3,800,000,000 by substituting in Paragraph
               Third in both places at which the words "Twenty Eight Thousand (28,000)" appear, the words "Thirty-Three Thousand (33,000)" and by substituting in Part A of Section Eight of Subparagraph (c) of Paragraph Third the words "Three Billion Eight Hundred Million Dollars ($3,800,000,000)" in place of the words "Three Billion Three Hundred Million Dollars ($3,300,000,000)."


          4. The foregoing amendments of Paragraph Third of the Organization Certificate were authorized by a resolution of the Board of Directors adopted at a meeting duly called and held on the 15th day of April, 1999 and by consent of the sole common stockholder of the corporation.
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     IN WITNESS WHEREOF, this Certificate has been signed this 15th day of
April, 1999.


                              /S/James A. Parke
                              ---------------------------------
                              James A. Parke
                              Executive Vice President
                              and Chief Financial Officer


                              /S/Nancy E. Barton
                              ---------------------------------
                              Nancy E. Barton
                              Secretary



STATE OF CONNECTICUT )
                     ) s.s.:
COUNTY OF FAIRFIELD  )



James A. Parke and Nancy E. Barton, each being duly sworn, respectively deposes and says: that the said James A. Parke is the Executive Vice President and Chief Financial Officer and that the said Nancy E. Barton is the Secretary of General Electric Capital Corporation, the corporation executing the foregoing instrument; that each of them has read the same and that the statements contained therein are true and they have been authorized to execute and file the foregoing Certificate of Amendment by resolution of the Board of Directors adopted at a meeting duly called and held on the 15th day of April, 1999.



                              /S/ James A. Parke
                              ---------------------------------
                              James A. Parke
                              Executive Vice President
                              and Chief Financial Officer


                              /S/ Nancy E. Barton
                              ---------------------------------
                              Nancy E. Barton
                              Secretary


Subscribed and sworn to
before me this 15th day
of April, 1999


  /S/ Lisa L. Romans
---------------------------------
     Notary Public